OFFER TO LEASE

This document shall be the Offer to Lease between:
LANDLORD:	1141648 ONTARIO LIMITED
TENANT:	SOLAR ROOFING SYSTEMS INC.
PROPERTY:	226 EDWARD STREET, UNIT # 1, AURORA, ONTARIO

TO:	1141648 ONTARIO LIMITED (Landlord)

WE:	SOLAR ROOFING SYSTEMS INC. (Tenant)

hereby offers to lease from the Landlord, through Royal LePage Your Community Realty and its agent, Oksana Stein, ("Agent") upon the following terms and conditions, approximately 9,593 (nine thousand, five hundred and ninety three) square feet of rentable area (herein referred to as the "Unit # 1" ) (the "Premises") located at 226 Edward Street, Unit # 1 Aurora, Ontario with Edward Street frontage attached hereto as Schedule "A" of this Offer.

1.	Term:

The Term of the Lease (herein after referred to as the "Term") shall be for a period of 36 (thirty six) months. Landlord and Tenant agree that the Tenant's Lease shall commence MARCH lst, 2004 and run through to and include FEBRUARY 28th, 2007.

2.	Use:

The Premises shall be used for general offices, showroom, manufacturing and warehouse distribution .

3.	Schedules:

It is agreed by all parties to this Offer that the following Schedules form part of this Offer to Lease and Lease:

Schedule "A"                        - the '"Premises" of the subject space;

Schedule "B"                         - the completed condition of the Premises as provided by the Landlord;

Schedule "B"(i)                     - truck door location;

4.	Legal Advice:

The parties to this herein Offer to Lease acknowledge that Royal LePage Your Community Realty, Realtor and its agent advises and recommends that they obtain legal advice, tax advice, and any other pertinent information from their own legal counsel, accountants, engineers or any other advisory counsel prior to the execution of this Agreement. Royal LePage Your Community Realty, Realtor and its agent further declare that no information provided by them is to be construed as legal, tax, environmental or engineering advice.

OFFER TO LEASE

This document shall be the Offer to Lease between:
LANDLORD:	1141648 ONTARIO LIMITED
TENANT:	SOLAR ROOFING SYSTEMS INC.
PROPERTY:	226 EDWARD STREET, UNIT # 1, AURORA, ONTARIO

5.	Agency:

The parties to this transaction hereby acknowledge that Royal LePage Your Community Realty, Realtor through its agent is in a Dual Agency relationship, by representing both the Landlord and Tenant with regard to the property known municipally as 226 Edward Street, Unit "1" Aurora, Ontario. The Landlord and Tenant have acknowledged before entering into any offer negotiations, and consenting to the Dual Agency relationship hereby release Royal LePage Your Community Realty and its agent, Oksana Stein from any duties of confidentiality regarding this transaction.

6.	Lease:

(a)
This Offer and the acceptance thereof, shall constitute a binding agreement by the parties to enter into the Lease of the Premises. The Lease shall be drawn by the Landlord with amendments thereto which may be required to reflect the provisions of this Offer. In the event that the terms of this Offer conflict with the terms of the Lease, the terms of this Offer shall prevail to the extent of such conflict and the Parties hereto shall be governed by the terms and conditions herein contained.

(b)
The heirs, executors, administrators, successors and assigns of the undersigned are bound by the terms hereof. This Agreement shall be read with such changes of gender or number as may be required by the context.

(c)
Upon execution of this Offer, the Lease of the premises shall be delivered by the Landlord's solicitor to the Tenant's solicitor. The Lease shall incorporate all the terms and conditions agreed to in this Offer. It is further agreed by all parties to this agreement that the Lease of the premises shall be executed within 60 days of receipt by the Tenant.

(d)
The Tenant acknowledges and agrees that it is intended that the Lease shall be a completely care-free net lease to the Landlord, and, except as expressly set out in this Offer and in the Lease, the Landlord is not responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased premises or the use and occupancy thereof or the contents thereof, or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of any nature or kind relating to the Leased Premises excepting capital costs and the Landlord's income tax expenses which are the responsibility of the Landlord.

7.	Renewal Options:

Upon at least THREE (3) months and not more than SIX (6) months prior written notice to the Landlord prior to the expiry of the initial term of the Lease, and provided the Tenant is not in default under the terms of the Lease, the Tenant shall have ONE (1) further term of up to THREE (3) years of renewal on the same terms and conditions as the Lease, save as to any further Option to renew and save and except as to the total Minimum (Base) rent during such renewal term. The Landlord agrees that the Minimum (Base) Rent for the renewal term shall be set at the then current market rate at the time of said renewals, for comparable industrial space in the Town of Aurora but shall not be less than the Minimum (Base) Rent of the last year of the Tenant's term. After the Tenant exercises its option to renew, if the Landlord and Tenant cannot mutually agree upon the Minimum (Base) rent within thirty (30) days prior to the expiry date of the initial term, Tenant shall be allowed to revoke its renewal option or upon the mutual consent of the Landlord and Tenant at an equally shared cost, the Minimum (Base) Rent shall be determined pursuant to the terms of the Arbitration Act of Ontario, or any successor legislation within a thirty (30) day period of agreement to proceed with arbitration.

OFFER TO LEASE

This document shall be the Offer to Lease between:
LANDLORD:	1141648 ONTARIO LIMITED
TENANT:	SOLAR ROOFING SYSTEMS INC.
PROPERTY:	226 EDWARD STREET, UNIT # 1, AURORA, ONTARIO

8.	Subletting of the premises:

(a)
The Tenant shall be allowed to assign, sublet or part with the possession of the leased premises or any part thereof during the Tenant's term of the Lease and any of its renewal options, with the prior written consent of the Landlord. Such consent shall not unreasonably or arbitrarily withheld and/or delayed. In the event that the Tenant assigns or sublets the leased premises such assignment or subletting shall not release or relieve the Tenant from its' obligations to fully perform all of the terms, covenants and conditions of the Lease.

(b)
It is further agreed that upon the mutual written consent of the Tenant and Landlord, that any of the Tenant's space which may become available for lease by the Tenant, may be returned to the Landlord to lease in his sole discretion. The Lease shall be amended with the relative changes to incorporate this paragraph and section.

(c)
It is further agreed that if the Tenant finds a suitable Sub tenant for any of it's space, if mutually agreed upon, the Landlord at his discretion, and with the written consent of the Tenant, may enter into a direct lease with the new Tenant. The Lease shall then he amended with the relative changes to incorporate this paragraph and section.

9.	Rent, Deposit monies and additional rent:

(a)
Tenant agrees to remit rent payments to the Landlord on the 1st day of each and every month of the Tenant's Lease and its renewal options. Such remittance shall be either electronic bank transfer or post-dated cheques (if cheques, the Tenant agrees to submit same to the Landlord each and every year on the anniversary date of the lease).

(b)
Tenant acknowledges that the "Additional Rent" also referred to as T.M.I. (realty taxes including business taxes, maintenance including grass cutting and snow plowing, and insurance) at the time of this Offer to Lease was estimated to be $1.60 (one dollar and sixty cents) per square foot for 2003 and is subject to adjustment upon assessment of the completed property by the Town of Aurora.

(c)	It is agreed that the Tenant's "Additional Rent" (T.M.I.) shall be calculated on the Tenant's proportionate share of the building and proportionate share of the maintenance of the "Property".

(d)
Landlord agrees to provide the Tenant with an accounting of the calculation of the Tenant's proportionate share of "Additional Rent" (T.M.I.) upon initial assessment of same, then semi-annually, or in the event of an adjustment to the taxes and/or insurance, a copy of said adjustment within 14 days of receipt of same by the Landlord.

OFFER TO LEASE

This document shall be the Offer to Lease between:
LANDLORD:	1141648 ONTARIO LIMITED
TENANT:	SOLAR ROOFING SYSTEMS INC.
PROPERTY:	226 EDWARD STREET, UNIT # 1, AURORA, ONTARIO

(e)
Landlord and Tenant agree that the Tenant's Lease shall commence MARCH 1st, 2004 and run through and include FEBRUARY 28th, 2007 but the Tenant shall have Minimum (Base) rent free occupancy from the waiver of all conditions and receipt of deposit monies, in this offer to lease for Tenant's fixturing to the Premises. Landlord and Tenant agree that the Tenant shall pay, over and above the Minimum (Base) rent to the Landlord, T.M.I. and all applicable G.S.T. for the term of the Tenant's lease and any renewal options thereof commencing Feb 1, 2004. Tenant shall pay utilities from date of occupancy to the end of the term.

(f)
Landlord and Tenant agree that if the Landlord's work is not completed in the Premises at the time of waiver of all conditions, the tenant shall be allowed to have partial occupancy of the offices for fixturmg. The T.M.I. and utilities shall be pro-rated to the partial occupancy until the Landlord's work is completed.

(g)
Landlord and Tenant agree that the Minimum (Base) rent shall be net and carefree to the Landlord and shall be exclusive of all T.M.I. Tenant shall pay all expenses over and above the Minimum (Base) rent herein provided for, which shall be collected as "Additional Rent".

(h)	Landlord and Tenant agree that the deposit cheque submitted with this Offer to Lease shall have the deposit money designated from "first month of the Lease" directed toward first rents due.

(i)	The Tenant covenants that all rents from the commencement of the Lease term will be paid and continue to be paid prior to the execution of the Lease.

10.	Calculation of deposit monies:

(a)	Landlord and Tenant agree that the rental for the term of the Lease shall be as follows:

Year I                     $ 5.00 per sq. ft. Minimum (Base) rent
Year II                    $ 5.00 per sq. ft. Minimum (Base) rent
Year III                   $ 5.25 per sq. ft. Minimum (Base) rent

(b)
Landlord and Tenant agree that the Tenant's leased space shall be calculated on 9,593 square feet and shall be subject to re-measurement within 30 days of the completion of the Tenant's Unit. The Landlord and Tenant, if mutually agreed, may measure the Tenant's space together upon completion of the demising of the unit and at that time, agree upon the square footage. In the event that agreement cannot be reached, the method of measuring square feet shall be that adopted by the Canadian Institute of Quantity Surveyors or a Certified Architect, whichever is agreed upon by both the Tenant and Landlord. At the time of measurement, the calculation of the square footage for rents shall be calculated and adjustment of rents made to the date of occupancy by the Tenant.

YEAR I & II OF THE LEASE:

9,593 sq.ft. x $ 5.00 per sq.ft. Minimum (Base) rent. =               $47,965,00 per annum
                                                                                       =             $ 3,997.00 per month

OFFER TO LEASE

This document shall be the Offer to Lease between:
LANDLORD:	1141648 ONTARIO LIMITED
TENANT:	SOLAR ROOFING SYSTEMS INC.
PROPERTY:	226 EDWARD STREET, UNIT # 1, AURORA, ONTARIO

9,593 sq.ft. x $1.60 per sq.ft. T.M.l.(estimate)	=	$15,348.30	per annum
	=	$1,279.00	per month
TOTAL ANNUAL GROSS RENT	=	$63,313.80
7% G.S.T.	=	$4,431.96
TOTAL ANNUAL GROSS RENT	=	$67,745.76
TOTAL MONTHLY BASE RENT	=	$5,645.48

YEAR III OF THE LEASE:

9,593 sq.ft. x $ 5.25 per sq.ft. Minimum (Base) rent	=	$50,363.25	per annum
	=	$4,196.93	per month

9,593 sq.ft. x $1.60 per sq.ft. T.M.I.(estimate)	=	$15,348.80	per annum
	=	$1,279.00	per month
TOTAL ANNUAL GROSS RENT	=	$65,712.05
7% G.S.T.	=	$4,599.84
TOTAL ANNUAL GROSS RENT	=	$70,311.89
TOTAL MONTHLY BASE RENT	=	$5,859.32

**NOTE: The estimate of the T.M.I. amount in the above is for calculation purposes only.

(c)
The deposit calculated on the first month of the first year's rent and the last 2 months' of the last year of rent is to be held by the Landlord without interest as security for the faithful performance by the Tenant of all the terms, covenants and conditions of this Offer and after execution of the Lease to be applied against the first month's Minimum (Base) Rent, the last month's Minimum (Base) Rent, and the balance to be held by the Landlord as a security deposit.

Total deposit monies submitted to Royal LePage Your Community Realty (to be held in trust) upon the waiver of all conditions of this Offer to Lease are as follows:

first month's rent (T.M.I. + G.S.T.) included	$5,645.48
last month's rent (T.M.I. + G.S.T.) included	$5,859.32
last month's rent (T.M.I. + G.S.T.) included	$5.859.32
$17,364.12

11.	Insurance:

(a)
The Tenant agrees to maintain, at its' own expense, normal Tenant insurance covering Tenant's contents and liability for its business operations on the Premises. A copy of the insurance with the Landlord/Mortgagee indicated as a named insured, shall be submitted to the Landlord by the Tenant. Liability coverage shall not be less than two million Canadian dollars. ($2,000,000 Cdn.).

OFFER TO LEASE

This document shall be the Offer to Lease between:
LANDLORD:	1141648 ONTARIO LIMITED
TENANT:	SOLAR ROOFING SYSTEMS INC.
PROPERTY:	226 EDWARD STREET, UNIT # 1, AURORA, ONTARIO

(b)	The Landlord shall carry all risk insurance coverage for the Leased Premises. Tenant shall pay it's proportionate share of the Landlord's insurance premium in the "Additional Rent" or T.M.I.

(c)
Before the Tenant shall be entitled to or permitted to enter into possession of the Leased Premises, the Tenant shall deliver to the Landlord a certificate or certificates of insurance as referred to in this Section (a) of this Offer to Lease.

12.	Utilities:

(a)
The Tenant shall pay its' own hydro, gas, water, heating cost, air conditioning costs, security monitoring costs, cable costs and all other services and utilities as may be provided to the leased premises. The Tenant shall, for the term of its lease and any of its' renewal options arrange with the local authorities for connection of any and all utilities in the name of the Tenant.

(b)
The Landlord and Tenant agree that any and all air conditioning units, gas furnace, plumbing, existing hydro panels, thermostats, floor drains and any other utilities and mechanicals in the Tenant's leased premises are in a state of good repair and working as of the date of occupancy and five 5 (five) business days thereafter.

(c)
The Landlord agrees that the Tenant shall have it's own gas, hydro and water meter along with its own air conditioning and heating unit in the offices, and that said utilities shall not be shared with any other tenants.

(d)
Landlord and Tenant agree that the servicing and maintenance of the mechanical units during the term of the Tenant's Lease and any of its renewal options, shall be provided by the Landlord and shall be included in the T.M.I. and collected as "Additional Rent". Landlord and Tenant agree that in the event of total failure of same requiring replacement, the Landlord shall incur this as a capital cost, at his sole expense provided that such failure is not the result of misuse or negligence of the Tenant.

(e)
In the event that a mechanical unit which was the property of the Landlord on the date of occupancy continues to fail at least 3 times within a 6 (six) month period, and requires repair costs over $600.00 per repair, the Landlord and Tenant shall each have the right to receive up to 2 assessments from qualified engineers or licensed maintenance companies, on replacing the Unit or continuing to maintain said unit. If the majority of the reports indicate replacement, then the Landlord shall replace the Unit at his sole cost as a capital expense. It is further agreed that upon written notification by Tenant to Landlord of said Unit failure, Tenant and Landlord agree to have assessments completed within five (5) business days of receipt of Landlord's notification and replacement or repair of unit at Landlord's cost, completed within 10 business days of receipt of assessment reports.

(f)
Where applicable, the Landlord shall notify the Tenant of available extended warranty and/or insurance coverage for mechanical units and service contracts. The Tenant shall be allowed to purchase said coverage at Tenant's sole discretion and cost.

OFFER TO LEASE

This document shall be the Offer to Lease between:
LANDLORD:	1141648 ONTARIO LIMITED
TENANT:	SOLAR ROOFING SYSTEMS INC.
PROPERTY:	226 EDWARD STREET, UNIT # 1, AURORA, ONTARIO

13.	Leasehold Improvements:

(a)
The Tenant shall have the reasonable right to make alterations and installations at its' own expense from time to time during the term of the Lease, any of its' renewal options or any renewal thereof, provided it has the prior written consent of the Landlord, which consent is not to be unreasonably withheld or delayed, and provided further that any and all alterations and installations to the Leased premises shall be at the sole option and expense of the Tenant. Tenant shall be responsible for all permits and approvals for any and all repairs and alterations to its' leased premises and agrees that all said repairs and alterations shall be done in good workmanlike manner.

(b)
Landlord agrees that the Tenant shall have the right at the end of the term to remove the tenant's CHATTEL improvements provided that the Tenant restores the Premises to their current condition as of the date of occupancy and to the Landlord's sole satisfaction.

14.	Signs:

The Tenant shall have the right at the Tenant's sole expense to install signs to identify the Tenant's business on the front of the building where "Delco" previously had it's signage. Tenant agrees to submit signage design for the Landlord's approval, such approval may not be arbitrarily or unreasonably withheld and subject to all Municipal by-laws having jurisdiction thereto. All signage shall be with the Landlord's prior approval as to size and location, not to be unreasonably withheld. The Tenant may use its corporate colours and design on all signage.

15.	Maintenance and Repair:

(a)
The Landlord shall maintain and repair, as would a prudent owner of a similar building (having regard to age, size and location), the roof (as a capital improvement), the structure of the building including, without limitation, the foundations, exterior walls and structural beams and parking lot (as a capital improvement) at the Landlord's expense, provided that such repairs or maintenance are not caused by the negligence, carelessness or misuse of the Tenant, his equipment or his servants or invitees.

(b)
The Tenant, in his "Additional Rent" shall at all times during the term of the Lease and any of its renewal options, be responsible for it's proportionate share of maintenance and repair of the Premises including entrances, glass, partitions, doors and fixtures, overhead doors, walls, plumbing, ceilings, floors, hydro panels, floor drains and thermostats, all mechanical Units and utilities located in or upon the Tenant's leased premises (Unit # 1). The Tenant's "Additional Rent" shall also be applied to its' proportionate share of all snow removal, landscaping and grass cutting, continuing to keep landscaping and driveways, clean and tidy and in a good stale of repair.

16.	Tenant's Conditions:

This Offer is conditional for three (3) business days after execution of this Offer upon the Tenant receiving Board of Directors approval for the herein lease of the Premises. Unless the Tenant gives notice in writing to the Landlord on or before 3:00 p.m. of the final day of the condition that this condition has not been fulfilled, this Offer shall become null an void. This condition is included for the sole benefit of the Tenant and may be waived at its' option by notice to the Landlord within the conditional time.

OFFER TO LEASE

This document shall be the Offer to Lease between:
LANDLORD:	1141648 ONTARIO LIMITED
TENANT:	SOLAR ROOFING SYSTEMS INC.
PROPERTY:	226 EDWARD STREET, UNIT # 1, AURORA, ONTARIO

17.	Landlord's Conditions:

This Offer is conditional for (3) business days after execution of this Offer upon the Landlord satisfying himself to his sole discretion, as to the credit worthiness of the Tenant. Tenant shall provide Landlord with all necessary bank information and company information for said credit check upon execution of this Offer. Unless the Landlord gives notice in writing to the Tenant on or before 3:00 p.m. of the final day of the condition that this condition has notbeen fulfilled, this Offer shall become null an void. This condition is included for the sole benefit of the Landlord and may be waived at its' option by notice to the Landlord within the conditional time. Failing said condition all deposit monies shall be returned to the Tenant without interest or penalty.

18.	Completed Condition of the Premises for Tenant:

The Landlord shall provide the Premises to the Tenant as per Schedule "B" of this Offer, attached hereto and forming part of this Offer to Lease and Lease

19.	Additional Space Option:

(a)
Landlord covenants that the Tenant shall have the first right to lease any additional space on the Property located at 226 Edward Street, Aurora which may become available during the term of his Lease and any of its renewal options, under the same terms and conditions as the Tenant's current lease save for the Minimum (Base) rent which is to be negotiated at the time of the Offer to Lease. Said option shall also include 230 Edward Street which at the time of this offer was leased to Instachange Displays Limited. This option shall be agreed to if no other Tenant has been given the same option. The Landlord covenants to notify the Tenant in writing of any such available space. The Tenant shall have 4 (four) banking days from such notice by the Landlord to notify the Landlord in writing, of his intent to lease said additional space offered to the Tenant. If the Tenant's notice in writing is not received within 4 (four) banking days, the Landlord may proceed with the lease of the space.

(b)	Landlord and Tenant agree that should the Tenant exercise his option for additional space, such option would be incorporated as an amendment to the Offer to Lease and Lease.

20.	Rebates:

The Landlord agrees should there be any rebates from the government. Ontario Hydro, or any municipal or regional authorities, or related enery commission authorities due to the tenant's nature of its business as an alternate source of energy, shall be credited to the Tenant.

21.	Parking:

Landlord agrees that the Tenant shall have 5 parking spaces in the front of the building for its use. Said parking area shall be shared with Unit #2, (currently Chant Construction) who also have 5 parking spaces in the front. All additional parking shall be at the side and rear of the building known as 226 Edward St., Aurora.

OFFER TO LEASE

This document shall be the Offer to Lease between:
LANDLORD:	1141648 ONTARIO LIMITED
TENANT:	SOLAR ROOFING SYSTEMS INC.
PROPERTY:	226 EDWARD STREET, UNIT # 1, AURORA, ONTARIO

parking shall be at the side and rear of the building known as 226 Edward St., Aurora.

22.	Electronic Transmission:

The Landlord and Tenant agree that the acceptance, refusal or manipulation of this Agreement can be transferred by FAX transfer, or similar electronic transfer, and that communication by such means will be legal and binding.

IRREVOCABLE:

This Offer to Lease is irrevocable until 3:00 p.m. on 9th JANUARY, 2004 after which if not accepted, it will become null and void.

TENANT:

With authority, the undersigned hereby execute this Offer to Lease:

Dated at Aurora this 6 day of December 2003.

SIGNED, SEALED and DELIVERED in the presence of:	) )
)
	) ) )	Per
	)		SOLAR ROOFING SYSTEMS INC.
)
	)	Per
	)		SOLAR ROOFING SYSTEMS INC.
)

LANDLORD:

With authority, I/We hereby accept the above Offer to Lease and agree with Royal LePage Your Community Realty to pay in consideration of the procuring by the agent of this Offer, the commission agreed upon plus G.S.T. Upon the above commencement date, said commission is then due and payable and may be deducted from the deposit, any remaining balance to be paid forthwith.

With authority, the undersigned hereby execute this Offer to Lease:

Dated at Aurora this 8th day of January 2004.

SIGNED, SEALED and DELIVERED in the presence of:	) )
)
)
)
)
	) ) )	Per
	)		1141648 ONTARIO LIMITED
	)		(I have the authority to bind the Corporation)
)

OFFER TO LEASE

This document shall be the Offer to Lease between:
LANDLORD:	1141648 ONTARIO LIMITED
TENANT:	SOLAR ROOFING SYSTEMS INC.
PROPERTY:	226 EDWARD STREET, UNIT # 1, AURORA, ONTARIO

ACKNOWLEDGEMENT

TENANT:

I/WE THE UNDERSlGNED  hereby acknowledge this date having received our signed copy of this accepted Offer to Lease and authorize a copy to be forwarded to my solicitor.

per:
	SOLAR ROOFING SYSTEMS INC.	DATE

LANDLORD:

I/WE THE UNDERSIGNED hereby acknowledge this date having received our signed copy of this accepted Offer to Lease and authorize a copy to be forwarded to my solicitor.

per:
	1141648 ONTARIO LIMITED (With authority to bind the Corporation)	DATE

OFFER TO LEASE

This document shall be the Offer to Lease between:
LANDLORD:	1141648 ONTARIO LIMITED
TENANT:	SOLAR ROOFING SYSTEMS INC.
PROPERTY:	226 EDWARD STREET, UNIT # 1, AURORA, ONTARIO

SCHEDULE "A"
The "Premises"

OFFER TO LEASE
This document shall be the Offer to Lease between:
LANDLORD:	1141648 ONTARIO LIMITED
TENANT:	SOLAR ROOFING SYSTEMS INC.
PROPERTY:	226 EDWARD STREET,UNIT # 1,AURORA, ONTARIO

Schedule "B"
Completed Condition of Premises by Landlord:

Unit #1, 226 Edward Street, Aurora, shall be completed by the Landlord at his sole cost prior to February 1st, 2004 and the following shall be included in the Minimum (Base) rent for the Tenant:

(a)	all overhead lighting in Tenant's leased space shall be in good working order with the warehouse ballasts free of exceptional noise;

(b)	all lights in the warehouse and the offices shall be in good working order;

(c)	all plumbing fixtures shall be in good working order;

(d)	the warehouse floors shall be level and holes filled;

(e)	a new drive in door shall be installed as per Schedule B "(i)" the size of which shall be consistent with the current existing drive in doors on the building;

(f)	The drive in door shall have an electric motor;

(g)	The small portable freestanding "room" in the warehouse shall be left for the Tenant's use;

(h)	The Tenant shall have no less than 400 amps, three phase power for his use during the term of the lease and any renewal options,

(i)	The unit shall be demised at the first column north from the side warehouse entrance glass door as per Schedule "A";

(j)	Landlord agrees to leave the wall mounted exhaust fan by the man door in the warehouse for the use of the Tenant;

It is agreed that upon execution of this Offer and prior to commencement of construction, Landlord and Tenant shall meet to discuss installation of drive in door and demising wall in warehouse.

OFFER TO LEASE

This document shall be the Offer to Lease between:
LANDLORD:	1141648 ONTARIO LIMITED
TENANT:	SOLAR ROOFING SYSTEMS INC.
PROPERTY:	226 EDWARD STREET, UNIT # 1, AURORA, ONTARIO

Schedule" B"(i)
Truck door location